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                                  EXHIBIT 11

                               HOENIG GROUP INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
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

                                                                         Three Months Ended
                                                                         ------------------
                                                                   3/31/96                 3/31/95
                                                                   -------                 -------
EARNINGS:
Income (loss) before extraordinary item                           $755,430               $(617,593)



NUMBER OF SHARES:
Weighted average of shares outstanding                           9,125,090                9,740,587

Additional shares assuming conversion
 of outstanding options and warrants                                72,215                  N/A
                                                                 ---------                ---------
Average shares and equivalents outstanding                       9,197,305                9,740,587
                                                                 =========                =========

Primary and fully diluted earnings (loss) per share              $    .08                 $   (.06)
                                                                 =========                =========
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